                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the incorporation by reference in this Annual Report (Form 10-K/A) of Ventritex, Inc. of our report dated July 25, 1996 (except for Note 10 as to which the date is August 21, 1996), included in the 1996 Annual Report to Shareholders of Ventritex, Inc. and included in Exhibit 13.1 to this Annual Report.



     Our audit also included the financial statement schedule of Ventritex, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this schedule based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                          ERNST & YOUNG LLP


Palo Alto, California


February 19, 1997